As filed with the Securities and Exchange Commission on September 25, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION

Under

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

ALTISOURCE RESIDENTIAL CORPORATION

(Exact name of registrant as specified in its charter)

c/o Altisource Asset Management Corporation

402 Strand Street

Frederiksted, United States Virgin Islands 00840-3531

(340) 692-1055

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen H. Gray, Esq.

General Counsel and Secretary

Altisource Residential Corporation

c/o Altisource Asset Management Corporation

402 Strand Street

Frederiksted, United States Virgin Islands 00840-3531

(340) 692-1055 (Phone)

(340) 692-1046 (Fax)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jennifer A. Bensch, Esq. Weil, Gotshal & Manges 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Myles Pollin, Esq. James O’Connor, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300 (Phone) (212) 839-5599 (Fax)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    Registration No. 333-190205.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, $0.01 par value per share	2,812,000 shares	$21.00	$59,052,000	$8,055

(1)	Represents only the additional number of shares being registered and includes 312,000 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-11 (File No.333-190205).
(2)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price of the additional shares being registered. The Registrant previously registered securities at an aggregate offering price not to exceed $295,262,500 on a Registration Statement on Form S-11 (File No.333-190205), which was declared effective by the Securities and Exchange Commission on September 25, 2013. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $59,052,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed by Altisource Residential Corporation (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction G to Form S-11. This registration statement relates to the Company’s prior registration statement on Form S-11 (Registration No. 333-190205), originally filed on July 26, 2013, as amended (the “Prior Registration Statement”), which was declared effective on September 25, 2013. The contents of the Prior Registration Statement, including all exhibits thereto, are incorporated by reference herein. This registration statement covers the registration of an additional 2,812,000 shares of the Company’s common stock described in the prospectus constituting a part of the Prior Registration Statement having a maximum aggregate offering price of $59,052,000.

The required opinions and consents are listed on the Exhibit Index attached hereto and are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Frederiksted, St. Croix, United States Virgin Islands, on September 25, 2013.

Altisource Residential Corporation

By:	/s/ Kenneth D. Najour
Name: Kenneth D. Najour
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 25, 2013.

Signature	Title	Date

* William C. Erbey	Chairman of the Board of Directors	September 25, 2013

* Michael A. Eruzione	Director	September 25, 2013

* Robert J. Fitzpatrick	Director	September 25, 2013

* James H. Mullen, Jr.	Director	September 25, 2013

* David B. Reiner	Director	September 25, 2013

* Ashish Pandey	Chief Executive Officer (Principal Executive Officer)	September 25, 2013

/s/ Kenneth D. Najour Kenneth D. Najour	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 25, 2013

*By:	/s/ Kenneth D. Najour	September 25, 2013
Kenneth D. Najour Attorney-in-fact

EXHIBIT INDEX

All exhibits previously filed or incorporated by reference in the registrant’s Prior Registration Statement (Registration No. 333-190205), as amended, are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith.

Exhibit Number	Description

5.1	Opinion of Saul Ewing LLP regarding the validity of the securities being registered.

8.1	Opinion of Weil, Gotshal & Manges LLP regarding certain tax matters.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Saul Ewing LLP (included in Exhibit 5.1).

23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 8.1).

24	Power of Attorney (included in signature page to the registrant’s Prior Registration Statement (Registration No. 333-190205) filed on July 26, 2013).